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EXHIBIT 99.3

Universal City Florida Holding Co. I
UCFH I Finance, Inc.
Universal City Florida Holding Co. II
UCFH II Finance, Inc.

Offer for all Outstanding
Floating Rate Senior Notes due 2010
In Exchange for
Up to $300,000,000 Principal Amount of
Registered Floating Rate Senior Notes due 2010
and
8 3/8% Senior Notes due 2010
In Exchange for
Up to $150,000,000 Principal Amount of
Registered 8 3/8% Senior Notes due 2010
Pursuant to the Prospectus, dated [            ], 2005

To Our Clients:

        Enclosed for your consideration Is a Prospectus dated [            ], 2005 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Universal City Florida Holding Co. I, a Florida general partnership ("Holding I"), UCFH I Finance, Inc., a Florida corporation ("UCFH I Finance"), Universal City Florida Holding Co. II, a Florida general partnership ("Holding II") and UCFH II Finance, Inc., a Florida corporation ("UCFH II Finance," and together with Holding I, UCFH I Finance and Holding II, the "Issuers") to exchange up to $300,000,000 aggregate principal amount of registered Floating Rate Senior Notes due 2010 of the Issuers, which will be freely transferable (the "Floating Rate Senior Exchange Notes"), for any and all of the Issuers' outstanding Senior Notes due 2010, which have certain transfer restrictions (the "Original Floating Rate Senior Notes") and up to $150,000,000 aggregate principal amount of registered 8 3/8% Senior Notes due 2010 of the Issuers, which will be freely transferable (the "Senior Exchange Notes," and together with the Floating Rate Senior Exchange Notes, the "Exchange Notes"), for any and all of the Issuers' outstanding 8 3/8% Senior Notes due 2010, which have certain transfer restrictions (the "Original Senior Notes," and together with the Original Floating Rate Senior Notes, the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The Exchange Offer is intended to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated as of December 9, 2004, among the Issuers, J.P. Morgan Securities Inc. and Banc of America Securities LLC.

        This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on [            ], 2005 (the "Expiration Date"), unless extended by the Issuers. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn any time before 5:00 p.m., New York City time, on the Expiration Date.

        Your attention is directed to the following:

1.
The Exchange Offer is for any and all Original Notes.

2.
The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange offer—Conditions to the Exchange Offer."

3.
The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Issuers.

        If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

        The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offer made by the Issuers with respect to the Original Notes. This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal. Please tender the Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original Notes
Floating Rate Senior Notes due 2010	(must be in integral multiple of $1,000)
☐ Please do not tender any Original Floating Rate Notes held by you for the account of the undersigned.
8 3/8% Senior Notes due 2010	(must be in integral multiple of $1,000)
☐ Please do not tender any Original Senior Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Address(es)
Area Code(s) and Telephone Number(s)
Tax Identification or Social Security No(s).

        None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER